                                                                   EXHIBIT 11.1

                                  UTILX CORPORATION

                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                                 Quarter Ended June 30,
                                                                        1997 1996

                                                   Earnings Loss    Shares    Earnings  Shares
                                                   -------------    ------    --------  ------
                                                     (In Thousands, Except Per Share Amounts)
Primary earnings (loss) per common share:

Net earnings (loss) available for common
  stock and weighted average common
  shares outstanding                               $  (268)          7,185    $  653     7,185

Stock options and warrants assumed
  exercised - net                                                                           13
                                                   -------          ------    ------    ------

Total net earnings (loss) and primary
  common shares                                    $  (268)          7,185    $  653     7,198
                                                   -------          ------    ------    ------
                                                   -------          ------    ------    ------

Primary earnings (loss) per common share           $  (.04)                   $  .09
                                                   -------                    ------
                                                   -------                    ------

Fully diluted earnings (loss) per common share:

Net earnings (loss) available for common
  stock and weighted average common
  shares outstanding                               $  (268)          7,185    $  653     7,185

Stock options and warrants assumed
  exercised - net                                                                           13
                                                   -------          ------    ------    ------

Total net earnings (loss) and fully diluted
  common shares                                    $  (268)         7,185     $  653     7,198
                                                   -------          ------    ------    ------
                                                   -------          ------    ------    ------

Fully diluted earnings (loss) per common share     $  (.04)                   $  .09
                                                   -------                    ------
                                                   -------                    ------
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